UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2016

ALERE INC.
(Exact name of registrant as specified in charter)

Delaware	1‑16789	04‑3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2016, Alere Inc. (the “Company” or “Alere”) entered into a Second Amendment, dated as of August 18, 2016, (the “Second Amendment”) among the Company, certain subsidiaries of the Company, the several lenders from time to time party thereto, Goldman Sachs Bank USA, as B term loan administrative agent (the “TLB Agent”), Healthcare Financial Solutions, LLC (successor in interest to General Electric Capital Corporation), as pro rata administrative agent (the “Pro Rata Agent”, and together with the TLB Agent, the “Administrative Agents”) to the secured Credit Agreement, dated as of June 18, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Company, the several lenders from time to time party thereto, the Administrative Agents and certain other agents and arrangers.

On August 10, 2016, the Company filed a Form 12b-25 disclosing that the Company would be unable to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 (the “Q2 Form 10-Q”) within the prescribed time period without unreasonable effort or expense.  The Company will file the Q2 Form 10-Q as soon as practicable.

Pursuant to the Second Amendment, the requisite lenders under the Credit Agreement party to the Second Amendment (such lenders, the “Consenting Lenders”) have agreed to (i) waive certain Defaults and Events of Defaults (each as defined in the Credit Agreement) that may have occurred, is occurring or hereafter occur, resulting from, among other things, the failure to deliver to the Administrative Agents the financial statements and the related deliverables for the fiscal quarter ended June 30, 2016 (the “Q2 Financial Reports”), by the applicable deadline under the Credit Agreement, and (ii) extend the deadline for delivery of the Q2 Financial Reports to September 13, 2016.  In connection with the Second Amendment, the Company has agreed to pay, among other fees and expenses, to the Consenting Lenders a consent fee of 0.125% of the sum of such lender’s (i) aggregate principal amount of its Term Loans and (ii) Revolving Credit Commitment (each as defined in the Credit Agreement).

The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy which is file as Exhibit 10.1 hereto and is incorporated herein by reference.  The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 24, 2015.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1
Second Amendment, dated as of August 18, 2016, among the Company, certain subsidiaries of the Company, the several lenders from time to time party thereto, Goldman Sachs Bank USA as B term loan administrative agent, Healthcare Financial Solutions, LLC, as pro rata administrative agent, to the secured Credit Agreement, dated as of June 18, 2015, among the Company, the several lenders from time to time party thereto, the Administrative Agents and certain other agents and arrangers.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “goal” or similar words. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the failure by the Company to file its Quarterly Reports on Form 10-Q in a timely manner could lead to the acceleration of the maturity of certain of Alere’s indebtedness; (ii) risks relating to the ongoing investigations by the United States Securities and Exchange Commission (the “SEC”) and the United States Department of Justice; (iii) the risk that these or other risk factors impact the expected timing of the filing of the Quarterly Reports on Form 10-Q; and (iv) the risk factors detailed in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015 (as filed with the SEC on August 8, 2016) and other risk factors identified herein or from time to time in the Company’s periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans, goals, and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: August 18, 2016	By:	/s/ Douglas Barry
Name: Douglas Barry
Title: Associate General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1
Second Amendment, dated as of August 18, 2016, among the Company, certain subsidiaries of the Company, the several lenders from time to time party thereto, Goldman Sachs Bank USA as B term loan administrative agent, Healthcare Financial Solutions, LLC, as pro rata administrative agent, to the secured Credit Agreement, dated as of June 18, 2015, among the Company, the several lenders from time to time party thereto, the Administrative Agents and certain other agents and arrangers.